EXHIBIT 10.49

                               Stock Purchase Agreement

               This  Stock Purchase Agreement ("Agreement") is entered into on April __, 1998 at Riverton, Wyoming by (i) U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501, a Wyoming corporation (the "Company"); and (ii) Dominick & Dominick Securities, Inc., Suite 1714, 150 York Street, Toronto, Ontario, Canada M5H 3S5 (the "Purchaser").

                                       Recitals

               A. The Company owns, directly and through subsidiaries and joint ventures, uranium, gold and other mineral properties and uranium processing facilities in the United States. Certain of these properties are being developed for future mining and processing of gold and uranium.

               B. In May 1997, Altamira Management Ltd. (with offices at 250 Bloor Street East, Suite 300, Toronto, Ontario, Canada M4W
          1E6) purchased 204,600 Special Purchase Warrants (the "Special Warrants") issued by Sutter Gold Mining Company, a Wyoming corporation ("SGMC") which is a subsidiary of the Company, for a cash investment of Cdn$1,125,300. Each Special Warrant entitled the holder to acquire from SGMC, at no further cost, one share of Common Stock of SGMC, and one Purchase Warrant; each Purchase Warrant would have entitled the holder to purchase one share of Common Stock of SGMC, at a price of Cdn$6.00 per whole share (the "Purchase Warrants"), during the 18 months following closing of the offering of the SGMC Special Purchase Warrants. The offering was conducted pursuant to SGMC's Confidential Offering Memorandum ("Memorandum") dated May 5, 1997.

               C.   Pursuant  to  SGMC's  Memorandum  and  the   terms  and
          conditions of the Special Warrants, if SGMC were to fail to obtain Prospectus Qualification before the Qualification Deadline (as such terms were defined in the Memorandum) from the securities commissions of the Canadian Provinces wherein purchasers of the Special Warrants reside, the holders of the Special Warrants would be entitled to receive a Dilution Penalty in the amount of 1.1 shares of Common Stock of SGMC and 1.1 Purchase Warrants, for each Special Warrant exercised after the Qualification Deadline if Prospectus Qualification were not obtained by the Qualification Deadline.

               D. The Qualification Deadline has passed as of the date of this Agreement, and the Prospectus Qualification has not been obtained by SGMC. Altamira Management Ltd. has not received a Dilution Penalty with respect to the Special Warrants and their constituent securities.

               E. For the account of Altamira Management Ltd. the Purchaser desires to diversify and increase the original investment by the acquisition of shares of the Common Stock of the Company, and the Purchaser has made an offer to the Company to purchase shares of Common Stock of the Company. The Purchaser and the Company have negotiated the terms of acceptance of the offer by the Company. As a result of the offer and subsequent negotiations with the Purchaser, the Company has determined to sell shares of Common Stock of the Company to the Purchaser, for the consideration and on the terms set forth in this Agreement.

                                      Agreement

               Now Therefore, in consideration of the mutual  promises  and
          covenants  contained  herein,   and  subject  to  the  terms  and
          conditions of this Agreement, the parties agree as follows:

               1.   Purchase and Sale of Company Shares; Closing Times.

                    (a) At the closings of this Agreement, the Company will sell to the Purchaser (in trust for the account of Altamira Management Ltd.) and the Purchaser (in trust for the account of Altamira Management Ltd.) will purchase from the Company 157,530 shares of Common Stock of the Company, for US$315,000 in cash and all of the 204,600 Special Warrants held by the Purchaser. As further consideration for the purchase of the shares from the Company, at and as of the First Closing Time, the Purchaser (as duly authorized by Altamira Management Ltd.) shall relinquish and forever give up the Dilution Penalty, and no further document or certificate concerning this relinquishment and give up shall be necessary.

                    (b) The Company is represented in this transaction by Dominick & Dominick Securities, Inc. (the "Placement Agent") pursuant to the terms of the Agency Agreement between the Company and the Placement Agent. The closings of the purchase and sale of the shares of the Company will be completed at the offices of the Placement Agent on or before April 1, 1998, or on such other date to which the Company and the Placement Agent agree (the "Closing Times").

                         (i) The closing at the First Closing Time will be effected with the delivery of the $315,000 cash to the Company, and the delivery to the Placement Agent for transmission to Altamira Management Ltd. of certificates for 45,000 shares of Common Stock of the Company. Certificates for the remaining 112,530 shares of Common Stock shall be delivered to the Placement Agent to hold, in trust for Altamira Management Ltd. until the Second Closing Time. If there is no closing at the Second Closing Time, the certificates for the 112,530 shares of Common Stock shall be returned to the Company by the Placement Agent.

                         (ii) Upon notification to the Purchaser by the Company that the Company's registration statement has been declared effective by the United States Securities and Exchange Commission pursuant to paragraph 3(d) of this Agreement (the date of receipt by the Purchaser of such notice shall be the date of the Second Closing Time), (x) the Purchaser shall deliver to the Placement Agent the certificates for the Special Warrants (duly endorsed to the Company by Altamira Management Ltd. or accompanied by a stock power with signature guaranteed), for delivery by the Placement Agent to the Company; and (y) the Placement Agent shall deliver certificates for the remaining 112,530 shares of Common Stock of the Company to the Purchaser to hold in trust for Altamira Management Ltd. At the election of the Purchaser, the certificates for such 1112,530 shares may be turned in to the Company's transfer agent for immediate reissue without restriction.

                         (iii) Certificates to the Placement Agent for transmittal to the Purchaser, which certificates shall be signed by two officers of the Company, dated as of the First and Second Closing Times, certifying on behalf of the Company that as of each such Closing Time, (x) all of the Company's representations and warranties set forth in paragraph 2.1 of this Agreement are true and correct in all material respects; and (y) with respect to 2.1(i), except as disclosed in the public record of the Company as filed with the United States Securities and Exchange Commission, there has been no material adverse change in the consolidated financial condition of the Company. Certificates for the shares of the Company purchased by the Purchaser shall be delivered in the name of Altamira Management Ltd., or in such other name as instructed by the Purchaser prior to each of the Closing Times.

               2    Representations  and Warranties.  Each party represents
          and warrants to the other party as follows:

               2.1 By the Company. The Company represents and warrants to the Purchaser as follows:

                    (a) (i) Except as disclosed in subparagraph 2.1(a)(i)(x) below, the documents comprising the Company's public record as filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934 contain an accurate and complete record of the business of the Company. There has been no material adverse change in the business, financial affairs or other condition of the Company that has not been publicly disclosed. The public record does not omit to disclose any facts relating to the Company which would be material to a prospective purchaser of its Common Shares.

                              (x) The Company's Form 10-Q Report for the fiscal quarter ended November 30, 1997 disclosed (in Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations") that the $4,000,000 line item on the balance sheet was classified as deferred income, as such amount was forfeitable back to Kennecott Uranium Company until certain conditions were fulfilled. The Company further disclosed that the forfeitable terms were satisfied in the third quarter, which would allow such $4,000,000 to be recognized as income during the Company's third fiscal quarter (ended February 28, 1998). Pending further evaluation of the proper accounting treatment of the Company's receipt of such $4,000,000, the Company has determined that it may amend the Form 10-Q Report for the fiscal quarter ended November 30, 1997 to delete reference to the Company recognizing such $4,000,000 as income. If the Form 10-Q Report is to be amended, such amendment may not be filed with the United States Securities and Exchange Commission until after the Closing Time. However, for purposes of this Agreement, the disclosures in this subparagraph 2.1(a)(i)(x) shall be deemed to be part of the public record of the Company as of the date hereof.

                         (ii) The public record (with respect to information therein which concerns SGMC) filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934 does not omit to disclose any non-adverse facts which could be material to a seller of securities of SGMC.

                    (b) Each of the Company and its material subsidiaries is, and will be at the Closing Time, duly incorporated and organized and validly subsists under the laws of its jurisdiction of incorporation (or other form of organization), with full corporate (or other entity power) and capacity to carry on its business as presently conducted.

                    (c) Except as disclosed in the audited financial statements for the year ended May 31, 1997 or disclosed in writing to the Purchaser, there are no actions, suits, proceeding or enquiries threatened or, to the best of its knowledge, pending against or affecting the Company or any of its subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency which may in any way materially adversely affect the business, operations or condition (financial or otherwise) of the Company or any of its subsidiaries, taken as a whole, or which affects or may affect the sale of Common Stock, and the Company is not aware of any existing grounds on which such action, suit, proceeding or enquiry might be commenced with any reasonable likelihood of success.

                    (d)  The authorized capital of the  Company consists of
          (i) 20,000,000 shares of Common Stock, $.01 par value, of which, as at the date hereof, there were issued and outstanding 6,696,474 shares of Common Stock as fully paid and nonassessable, not including (a) 4,092 shares to be issued to employees for the 1997 Christmas bonus, (b) 2,500 shares to be issued to outside director Simpson and 2,500 shares to be issued to Advisory Board Member Fraser, and (c) 229,606 shares which are forfeitable; and
          (ii) 100,000 preferred shares, none issued or outstanding.

                    (e) American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado USA 80215-5513, telephone 1-800-962-4284, is the duly appointed registrar and transfer agent for the shares of Common Stock of the Company.

                    (f) No regulatory authority of any other jurisdiction has issued any order preventing or suspending trading in any securities of the Company which at the Closing Time will be outstanding, and the Company is not in default of any requirement of the securities laws of any province of Canada or any laws of the United States which would reasonably be expected to affect trading in the Company's securities.

                    (g) The issued and outstanding shares of Common Stock of the Company are quoted on NASDAQ.

                    (h) The Common Stock class of the Company is registered with the United States Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, the Company has timely filed all reports and other documents required to be filed thereunder, and the public record as filed with such Commission as of the date hereof is materially complete and accurate.
<PAGE?
                    (i) The Company and its subsidiaries are the beneficial owners of the properties, businesses and assets described in the documents comprising the public record as filed with the United States Securities and Exchange Commission and referred to in the Financial Statements (as hereinafter defined) and any and all agreements pursuant to which the Company or its subsidiaries hold such properties are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated. As used herein, "Financial Statements" mean the consolidated audited financial statements of the Company for the year ended May 31, 1997 and the consolidated unaudited interim financial statements for the periods ended August 31, 1997 and November 30, 1997, as contained in the public record of the Company as filed with the Commission. The Financial Statements are true and correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated and present fairly the financial condition of the Company for the periods then ended.

               2.2  By  the  Purchaser.   The  Purchaser   represents   and
          warrants to the Company that:

                    (a) The Purchaser knows of no commission or finder's or similar fee which has been or will be incurred in connection with this Agreement except pursuant to the Agency Agreement.

                    (b) To the knowledge of the Purchaser, Altamira Management Ltd. is the sole beneficial owner of the Special
          Warrants. The Purchaser has full and complete authority to execute this Agreement, deliver the cash and the Special Warrants to the Company at the Closing Times, and relinquish the Dilution Penalty, and receive therefor, the certificates for the number of shares of the Company stated in this Agreement, all for the account of Altamira Management Ltd. To the knowledge of the Purchaser, Altamira Management Ltd. for its own account owns the Special Warrants free and clear of any encumbrance or lien.

                    (c) It understands that the shares of Common Stock of the Company to be purchased by the Purchaser will be restricted from transfer pursuant to United States securities laws, that certificates for the shares will bear a restrictive legend, and that the Company's transfer agent will be issued "stop transfer" instructions with respect to the shares.

                    (d) It has received (and sent to Altamira Management Ltd.) copies, as filed with the United States Securities and Exchange Commission, of the Company's (i) Annual Report on Form 10-K for fiscal year ended May 31, 1997, (ii) Quarterly Reports on Form 10-Q for the fiscal quarter periods ended August 31, 1997 and November 30, 1997, and (iii) Current Reports on Form 8-K since May 31, 1997 (the Company has represented that the only such Form 8-K Reports were those Reports dated June 23, 1997, June 27, 1997, September 27, 1997 and November 25, 1997).

               2.3 Survival of Representations and Warranties. The representations and warranties of each party which are stated in this Agreement shall be deemed to be restated and affirmed as of the Closing Time, and paragraphs 3(a) and 3(d) shall survive the Closing Time.

               3. Covenants of the Company. The Company covenants and agrees to and with the Purchaser that the Company will

                    (a) Use its reasonable best efforts to maintain the registration of its Common Stock with the United States Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934.

                    (b) Use its reasonable best efforts to maintain its quotation on NASDAQ.

                    (c) Use the net proceeds from the sale and issue of the Common Shares for general corporate purposes, which may include assisting SGMC from time to time as may be appropriate.

                    (d) The Company shall take all actions, at its sole expense, as required (i) immediately after the Closing Time to file a registration statement with the United States Securities and Exchange Commission, and have such statement declared effective as soon as is practicable, so as to permit the public sale in the United States of the shares of the Company purchased hereby; and (ii) to keep the registration statement effective for a period of 24 months after the initial effective date.

               4. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

               5. No Assignment. No party may assign any of its rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

               6. Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid. Such notice shall be deemed received five days after it is postmarked, provided, that notice by fax transmission shall be deemed made when sent, if subsequently confirmed in writing sent U.S. Mail.

               7. Expenses. The Company shall bear the fees and expenses of the Company and of the Placement Agent (subject to a limit on the Placement Agent's fees of counsel) which are incurred in connection with the sale and purchase of the shares of Common Stock of the Company pursuant to this Agreement.

               8. Prevailing Party Clause; Governing Law. In the event of any arbitration, litigation or other proceeding arising as a result of the breach of this Agreement, including without limitation the material falsity of any representation or warranty, the party or parties prevailing in such arbitration, litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such arbitration, litigation or proceeding, including reasonable attorney's fees, from the party or parties not prevailing. The preceding shall be interpreted so as to entitle the party prevailing in any arbitration to collect the costs and expenses of litigation or other proceeding incurred by such party, which litigation or other proceeding occurred prior to the dispute being heard in arbitration.

               IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first stated above.

          U.S. Energy Corp.


          _____________________________      _______________________________
          By Keith G. Larsen, President      By Max T. Evans, Secretary


          Dominick & Dominick Securities, Inc.


          _____________________________
          Authorized Officer